As filed with the Securities and Exchange Commission on April 27, 2018
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 27, 2018
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OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)
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Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02. Results of Operations and Financial Condition.

(a)On April 27, 2018, Oppenheimer Holdings Inc. (the "Company") issued a press release announcing its first quarter 2018 earnings. A copy of the April 27, 2018 press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information contained in this Item 2.02 and the related exhibit attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 2.02 or any exhibit related to this Item 2.02 on this Form 8-K shall not be deemed an admission as to the materiality of any information in the referenced items.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

99.1     Oppenheimer Holdings Inc.'s Press Release dated April 27, 2018

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: April 27, 2018 By: /s/ Jeffrey J. Alfano --------------------------------- Jeffrey J. Alfano Chief Financial Officer (Duly Authorized Officer)

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EXHIBIT INDEX

Exhibit
Number         Description

99.1        Oppenheimer Holdings Inc.'s Press Release dated April 27, 2018

4

Exhibit 99.1

Oppenheimer Holdings Inc. Reports First Quarter 2018
Earnings and Announces Quarterly Dividend

New York, April 27, 2018 – Oppenheimer Holdings Inc. (NYSE: OPY) today reported net income of $6.7 million or $0.51 basic net income per share for the first quarter of 2018 compared with a net loss of $4.8 million or $0.36 basic net loss per share for the first quarter of 2017. Income before income taxes from continuing operations was $9.6 million for the first quarter of 2018 compared with a loss before income taxes from continuing operations of $7.0 million for the first quarter of 2017. Revenue from continuing operations for the first quarter of 2018 was $234.5 million compared with revenue from continuing operations of $213.3 million for the first quarter of 2017, an increase of 10.0%.

Summary Operating Results (Unaudited)
('000s, except Per Share Amounts)
	For the 3-Months Ended
	3/31/2018	3/31/2017	% Change
Revenue	$234,530	$213,261	10.0
Expenses	224,905	220,286	2.1
Income (Loss) Before Income Taxes from Continuing Operations	9,625	(7,025)	*
Income Taxes	2,916	(1,687)	*
Net Income (Loss) from Continuing Operations	6,709	(5,338)	*
Net Income from Discontinued Operations	—	587	(100.0)
Net Income (Loss )	6,709	(4,751)	*
Less Net Income Attributable to Non-Controlling Interest, Net of Tax	4	96	(95.8)
Net Income (Loss) Attributable to Oppenheimer Holdings Inc.	$6,705	$(4,847)	*

Basic Net Income (Loss) Per Share (1)
Continuing Operations	$0.51	$(0.40)	*
Discontinued Operations	—	0.04	(100.0)
Net Income (Loss) Per Share	$0.51	$(0.36)	*

Diluted Net Income (Loss) Per Share (1)
Continuing Operations	$0.48	$(0.40)	*
Discontinued Operations	—	0.04	(100.0)
Net Income (Loss) Per Share	$0.48	$(0.36)	*

Weighted Average Number of Common Shares Outstanding
Basic	13,240	13,399	(1.2)
Diluted	13,977	13,399	4.3

	As of
	3/31/2018	12/31/2017	% Change
Book Value Per Share (1)	$40.04	$39.55	1.2
Tangible Book Value Per Share (1)(2)	$27.20	$26.74	1.7

(1)	Attributable to Oppenheimer Holdings Inc.
(2)	Represents book value less goodwill and intangible assets divided by number of shares outstanding.
* Percentage not meaningful.

The S&P 500 index decreased 1.2% during the first quarter of 2018 as volatility increased in the equity markets for the first time in several years. A continuing strong economy, low unemployment, and lower individual and corporate tax rates were not sufficient to offset uncertainty around interest rate increases, threats of increased tariffs, and a potential trade war. These factors as well as continued political uncertainty in Washington dampened investor enthusiasm during the period. The Federal Reserve raised short-term interest rates by 25 basis points in March 2018, the sixth 25 basis point increase since the Fed began raising rates in December 2015. The increase in short-term interest rates coupled with low inflation expectations led to a narrowing of the spread between the 2-Year and the 10-Year Treasury Yields to lows not seen since the fourth quarter of 2007.

Albert G. Lowenthal, Chairman and CEO commented, "Our results continued to improve during the period driven by increased investment banking activity, higher asset management fee-based revenues, as well as higher fees from the FDIC-insured bank deposit program. Retail and institutional commission revenues declined overall for the period reflecting the continued downward trend in the transaction-based business as investors continued to show a preference for passive strategies amid lower levels of focus on individual security selection and lower turnover. Investment banking results were positively impacted by increased participations in equities underwritings and higher advisory fees from M&A transactions. The fee-based business continued to perform well, driven by higher asset valuations over the comparable period as clients continue to embrace a managed product solution. Increases in short-term interest rates continued to benefit our bank deposit fee income. We are increasingly optimistic that these positive trends will continue and that we can continue to build momentum for our business."

Financial Highlights

•
Commission revenue was $83.4 million for the first quarter of 2018, a decrease of 3.8% compared with $86.7 million for the first quarter of 2017 due to lower transaction-based revenues in both the retail and institutional businesses during the first quarter of 2018.

•
Advisory fees were $77.5 million for the first quarter of 2018, an increase of 11.7% compared with $69.4 million for the first quarter of 2017 due to a higher level of client assets under management ("AUM").

•
Investment banking revenue increased 56.5% to $28.2 million for the first quarter of 2018 compared with $18.0 million for the first quarter of 2017 due to higher equity underwriting fees as well as higher merger and acquisition advisory fees during the first quarter of 2018.

•
Bank deposit sweep income was $25.3 million for the first quarter of 2018, an increase of 79.1% compared with $14.1 million for the first quarter of 2017 due to higher short-term interest rates during the first quarter of 2018.

•
Interest revenue was $12.2 million for the first quarter of 2018, an increase of 15.7% compared with $10.6 million for the first quarter of 2017 due primarily to an increase in interest revenue on margin extended to customers during the first quarter of 2018.

•
Principal transactions revenue decreased 49.3% to $2.7 million for the first quarter of 2018 compared with $5.4 million for the first quarter of 2017 due to lower trading income from corporate and municipal bonds during the first quarter of 2018.

Business Segment Results (Unaudited)
('000s)
	For the 3-Months Ended
	3/31/2018	3/31/2017	% Change
Revenue
Private Client	$154,094	$137,389	12.2
Asset Management	17,644	18,666	(5.5)
Capital Markets	61,529	55,903	10.1
Corporate/Other	1,263	1,303	(3.1)
	234,530	213,261	10.0
Income (Loss) Before Income Taxes from Continuing Operations
Private Client	40,162	28,762	39.6
Asset Management	3,718	3,711	0.2
Capital Markets	(6,057)	(12,614)	(52.0)
Corporate/Other	(28,198)	(26,884)	4.9
	$9,625	$(7,025)	*

* Percentage not meaningful.

Private Client

Private Client reported revenue of $154.1 million for the first quarter of 2018, 12.2% higher than the first quarter of 2017 due to increased advisory fee revenue from higher AUM, higher fees earned on client deposits in the FDIC-insured bank deposit program, and higher margin interest revenue during the first quarter of 2018. Income before income taxes was $40.2 million for the first quarter of 2018, an increase of 39.6% compared with the first quarter of 2017 due to the increases in revenue referred to above during the first quarter of 2018.

•	Client assets under administration were $84.9 billion at March 31, 2018 compared with $86.9 billion at December 31, 2017, a decrease of 2.3%.

•
Financial adviser headcount was 1,082 at the end of the first quarter of 2018, down from 1,159 at the end of the first quarter of 2017. The decline in financial adviser headcount since the first quarter of 2017 has resulted from the Company's attention to adviser productivity. The decline in headcount also has been impacted by retirements and normal attrition.

•
Retail commissions were $51.1 million for the first quarter of 2018, a decrease of 1.4% from the first quarter of 2017 due to reduced transaction volumes from retail investors during the first quarter of 2018.

•
Advisory fee revenue on traditional and alternative managed products was $60.1 million for the first quarter of 2018, an increase of 16.9% from the first quarter of 2017 (see Asset Management below for further information). The increase in advisory fees was due to the increase in the value of AUM.

•
Bank deposit sweep income was $25.3 million for the first quarter of 2018, an increase of 79.1% compared with $14.1 million for the first quarter of 2017 due to higher short-term interest rates during the first quarter of 2018.

Asset Management

Asset Management reported revenue of $17.6 million for the first quarter of 2018, 5.5% lower than the first quarter of 2017 due to a change in the method of reporting management fees earned through an investment adviser of alternative investments during the first quarter of 2018. Income before income taxes was $3.7 million for the first quarter of 2018, an increase of 0.2% compared with the first quarter of 2017.

•
Advisory fee revenue on traditional and alternative managed products was $17.4 million for the first quarter of 2018, a decrease of 3.3% from the first quarter of 2017. Advisory fees are calculated based on the value of AUM at the end of the prior quarter which totaled $28.3 billion at December 31, 2017 ($24.8 billion at December 31, 2016) and are allocated to the Private Client and Asset Management business segments.

•
AUM increased 9.3% to $28.2 billion at March 31, 2018 compared with $25.8 billion at March 31, 2017. AUM at March 31, 2018 is the basis for advisory fee billings for the second quarter of 2018. The increase in AUM was comprised of asset appreciation of $1.3 billion and net contributions of assets of $1.1 billion.

Capital Markets

Capital Markets reported revenue of $61.5 million for the first quarter of 2018, 10.1% higher than the first quarter of 2017 primarily due to higher equities underwriting and merger and acquisition advisory fees partially offset by lower institutional equities and fixed income commissions during the first quarter of 2018. Loss before income taxes was $6.1 million for the first quarter of 2018, compared with a loss before income taxes of $12.6 million for the first quarter of 2017 primarily due to a charge related to a value-added tax assessment levied by the Israel VAT Authority in the first quarter of 2017.

•
Institutional equities commissions decreased 3.3% to $23.2 million for the first quarter of 2018 compared with the first quarter of 2017 as higher volatility during late January and early February of 2018 was not enough to offset lower client trading activity in March of 2018.

•
Advisory fees from investment banking activities increased 23.6% to $8.9 million in the first quarter of 2018 compared with the first quarter of 2017 due to higher fees earned on completed mergers and acquisitions transactions during the first quarter of 2018.

•
Equity underwriting fees increased 347.1% to $15.2 million for the first quarter of 2018 compared with the first quarter of 2017 due to the Company's increased focus on equity issuance leading to higher equity underwriting activity during the first quarter of 2018.

•
Revenue from Taxable Fixed Income decreased 15.4% to $12.1 million for the first quarter of 2018 compared with the first quarter of 2017 due to concerns around a rising interest rate environment which led to decreased institutional fixed income activity during the first quarter of 2018.

•
Public Finance and Municipal Trading revenue decreased 52.0% to $2.4 million for the first quarter of 2018 compared with the first quarter of 2017 due to lower municipal income trading revenue amid more volatile markets.

Compensation and Related Expenses

Compensation and related expenses (including salaries, production and incentive compensation, share-based compensation, deferred compensation, and other benefit-related items) totaled $153.1 million during the first quarter of 2018, an increase of 6.4% compared with the first quarter of 2017. Higher production-related, incentive, and share-based compensation expenses were partially offset by lower deferred compensation costs during the first quarter of 2018. Compensation and related expenses as a percentage of revenue was 65.3% during the first quarter of 2018 compared with 67.5% during the first quarter of 2017.

Non-Compensation Expenses

Non-compensation expenses were $71.8 million during the first quarter of 2018, a decrease of 6.0% compared with $76.4 million during the first quarter of 2017 primarily due to a charge related to a value-added tax assessment levied by the Israel VAT Authority in the first quarter of 2017 as well as lower legal and regulatory costs partially offset by higher interest costs during the first quarter of 2018.

Income Taxes

The effective income tax rate from continuing operations for the first quarter of 2018 was 30.3% (tax expense) compared with 24.0% (tax benefit) for the first quarter of 2017 and reflects the Company's estimate of the annual effective tax rate adjusted for certain discrete items. The low estimated effective tax rate for the first quarter of 2018 is due to the lower Federal tax rate of 21% (versus 35%) as a result of the passage of the Tax Cuts and Jobs Act ("TCJA") in December 2017 offset by foreign income inclusion and larger non-deductible expenses related to items such as entertainment, fringe benefits, regulatory fines and penalties, and limitations around the deductibility of executive compensation under the TCJA.

Balance Sheet and Liquidity

•	At March 31, 2018, total equity was $530.5 million compared with $523.9 million at December 31, 2017.

•	At March 31, 2018, book value per share was $40.04 (compared with $39.55 at December 31, 2017) and tangible book value per share was $27.20 (compared with $26.74 at December 31, 2017).

•	The Company's level 3 assets, primarily auction rate securities, were $87.5 million at March 31, 2018 (compared with $87.6 million at December 31, 2017).

Dividend Announcement

The Company today announced a quarterly dividend in the amount of $0.11 per share payable on May 25, 2018 to holders of Class A non-voting and Class B voting common stock of record on May 11, 2018.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, and investment management. With roots tracing back to 1881, the firm is headquartered in New York and has 92 retail branch offices in the United States and has institutional businesses located in London, Tel Aviv, and Hong Kong.

Forward-Looking Statements

This press release includes certain "forward-looking statements" relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting "Forward-Looking Statements" and Part 1A – Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

Oppenheimer Holdings Inc.
Consolidated Statements of Operations (Unaudited)
('000s, except Per Share Amounts)
	For the 3-Months Ended
	3/31/2018	3/31/2017 (1)	% Change
REVENUE
Commissions	$83,407	$86,717	(3.8)
Advisory fees	77,548	69,409	11.7
Investment banking	28,210	18,021	56.5
Bank deposit sweep income	25,297	14,126	79.1
Interest	12,227	10,565	15.7
Principal transactions, net	2,726	5,373	(49.3)
Other	5,115	9,050	(43.5)
Total revenue	234,530	213,261	10.0
EXPENSES
Compensation and related expenses	153,104	143,878	6.4
Communications and technology	18,688	17,706	5.5
Occupancy and equipment costs	15,428	15,272	1.0
Clearing and exchange fees	6,096	5,854	4.1
Interest	8,963	5,356	67.3
Other	22,626	32,220	(29.8)
Total expenses	224,905	220,286	2.1
Income (Loss) before income taxes from continuing operations	9,625	(7,025)	*
Income taxes	2,916	(1,687)	*
Net income (loss) from continuing operations	6,709	(5,338)	*

Discontinued operations
Income from discontinued operations	—	976	(100.0)
Income taxes	—	389	(100.0)
Net income from discontinued operations	—	587	(100.0)

Net income (loss)	6,709	(4,751)	*
Less net income attributable to non-controlling interest, net of tax	4	96	(95.8)
Net income (loss) attributable to Oppenheimer Holdings Inc.	$6,705	$(4,847)	*

Basic net income (loss) per share attributable to Oppenheimer Holdings Inc.
Continuing operations	$0.51	$(0.40)	*
Discontinued operations	—	0.04	(100.0)
Net income (loss) per share	$0.51	$(0.36)	*
Diluted net income (loss) per share attributable to Oppenheimer Holdings Inc.
Continuing operations	$0.48	$(0.40)	*
Discontinued operations	—	0.04	(100.0)
Net income (loss) per share	$0.48	$(0.36)	*
Weighted Average Number of Common Shares Outstanding
Basic	13,240	13,399	(1.2)
Diluted	13,977	13,399	4.3

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.
* Percentage not meaningful.